UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      November 5, 2007

SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (949) 975-1550

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 5, 2007, SM&A, a Delaware corporation (“SM&A”), issued a press release announcing its results for the third quarter ended September 30, 2007, and held a conference call to discuss those results.

A copy of the press release is furnished as Exhibit 99.1 to this report, and a transcript of the conference call is furnished as Exhibit 99.2 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 5, 2007, Steve D. Handy, Senior Vice President, Chief Financial Officer and Corporate Secretary of SM&A, resigned as an officer of SM&A with an effective last day of November 9, 2007.

Daniel R. Hart, 34, the Company’s current Vice President, Corporate Controller will assume the position of Interim Chief Financial Officer and Corporate Secretary effective as of the close of business on November 9, 2007.

Mr. Hart has served as the Company’s Corporate Controller since December 2005 and was named Vice President in January 2007.  Mr. Hart joined the Company in March of 2003 as Director of Internal Audit and was promoted to Assistant Corporate Controller in early 2004.  From 2001 to 2004, Mr. Hart was the Corporate Controller of a medical laser manufacturing company, where he successfully assisted in acquisitions, a public equity offering, and a financial system implementation.  Mr. Hart began his career at Deloitte & Touche LLP, working with the Business Advisory & Audit Services group.  Mr. Hart is a member of the American Institute of Certified Public Accountants, the California State Board of Accountants, and the Institute of Internal Auditors.  Mr. Hart graduated from the California Polytechnic State University at San Luis Obispo, where he earned a Bachelor of Science degree in Business Administration and Accounting.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

                99.1        Press Release dated November 5, 2007.

                99.2        Third Quarter 2007 Earnings Conference Call Transcript dated November 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A
November 9, 2007
	By:	/s/ Cathy L. McCarthy
Name: Cathy L. McCarthy
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated November 5, 2007.
99.2	Third Quarter 2007 Earnings Conference Call Transcript dated November 5, 2007.